    As filed with the Securities and Exchange Commission on September 30, 1996

                                   Registration No.
------------------------------------------------------------------------------

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                         ----------------
                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                         ----------------

                    UNION PACIFIC CORPORATION
     (Exact name of registrant as specified in its charter)

           Utah                                     13-2626465
 (State or other jurisdiction of incorporation    I.R.S. Employer
          or organization)                        Identification No.

     Eighth and Eaton Avenues
     Bethlehem, Pennsylvania                                18018
     (Address of Principal Executive Offices  )           (Zip Code)

               Southern Pacific Rail Corporation
                          Thrift Plan
                       (Full title of plan)

                     RICHARD J. RESSLER, ESQ.
                    Assistant General Counsel
                    UNION PACIFIC CORPORATION
                     Eighth and Eaton Avenues
                  Bethlehem, Pennsylvania  18018
                          (610) 861-3200
(Name, address and telephone number, including area code, of agent for service)

                  CALCULATION OF REGISTRATION FEE
===============================================================================
                               Proposed       Proposed
Title of                       maximum        maximum
securities        Amount       offering       aggregate      Amount of
to be             to be        price          offering       registration
registered        registered   per share      price          fee
-------------------------------------------------------------------------------
Common Stock,     200,000      $73.4375       $14,687,500    $5,064.66
Par Value $2.50    Shares         (1)             (1)
Per Share
-------------------------------------------------------------------------------
Plan interests      (2)           (2)             (2)           (2)
===============================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales price of shares of Common Stock on September 24, 1996.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Southern Pacific Rail Corporation Thrift Plan. These securities have no offering price and therefore, pursuant to Rule 457(h)(2), no separate registration fee is required.

                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.        Incorporation of Documents by Reference.
               ---------------------------------------
       The following documents, as filed by the registrant, Union Pacific Corporation (the "Company"), or by Southern Pacific Rail Corporation ("Southern Pacific") as noted in Item 3(b), with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement and made a part hereof:

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended;

       (b) The Southern Pacific Rail Corporation Thrift Plan Annual Report on Form 11-K for the year ended December 31, 1995, filed by Southern Pacific which was merged with and into a subsidiary of the Company, effective September 11, 1996, and upon such effectiveness is now a wholly-owned subsidiary of the Company.

       (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

       (d) The description of the capital stock of the Company (including the Common Stock) that is contained in the Company's
           Registration Statement filed under the Exchange Act under File No. 1-6075, including all amendments or reports filed for the purpose of updating such description.

       All reports and other documents subsequently filed by the Company or the Southern Pacific Rail Corporation Thrift Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

       The financial statements incorporated by reference in this Registration Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended, and from the Plan's Annual Report on Form 11-K for the year ended December 31, 1995, have been audited by Deloitte & Touche LLP and KPMG Peat Marwick LLP, respectively, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

Item 4.   Description of Securities.
          -------------------------
          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------
          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------
       The Company is a Utah corporation. Section 16-10a-901 et seq. of the Revised Business Corporation Act of Utah grants to a corporation the power and in certain cases requires corporations to indemnify a person made a party to a lawsuit or other proceeding because such person is or was a director or officer. A corporation is further empowered to purchase insurance on behalf of any person who is or was a director or officer against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such capacity. The Company's By-Laws provide for mandatory indemnification of its directors, officers and employees in certain circumstances. The Company maintains insurance on behalf of directors and officers against liability asserted against them arising out of their status as such.

       The Company's Articles of Incorporation eliminate in certain circumstances the personal liability of directors of the Company for monetary damages for a breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director for (i) the amount of a financial benefit received by a director to which he or she is not entitled,
(ii) an intentional infliction of harm on the corporation or the shareholders,
(iii) a violation of Section 16-10a-842 of the Revised Business
Corporation Act of Utah (relating to the liability of directors for unlawful distributions) or (iv) an intentional violation of criminal law.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------
          Not applicable.

Item 8.   Exhibits.
          --------
       The exhibits filed as part of this Registration Statement are as follows:

Exhibit Number                     Exhibit
--------------                     -------
     23.1      -         Consent of Deloitte & Touche LLP

     23.2      -         Consent of KPMG Peat Marwick LLP

     24        -         Powers of Attorney

       Southern Pacific has received a letter of determination on February 8, 1996 from the Internal Revenue Service ("IRS") that the Plan, as amended effective January 1, 1989, was qualified under Section 401(a) of the Internal Revenue Code, as amended (the "Code"). The Company hereby undertakes to submit the Plan and any subsequent amendment thereto to the IRS in a timely manner and to make all changes required by the IRS in order to maintain the qualification of the Plan under Section 401(a) of the Code.

Item 9.   Undertakings.
          ------------

       (a) The undersigned Company hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as ex-pressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Union Pacific Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethlehem, Commonwealth of Pennsylvania, on this 27th day of September, 1996.


                              UNION PACIFIC CORPORATION


                              By:/s/ Carl W. von Bernuth
                                 --------------------------------
                                 Carl W. von Bernuth
                                 Senior Vice President and
                                     General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below on this 27th day of September, 1996, by the following persons in the capacities indicated.


          Signature                          Title
          ---------                          -----


/s/ Drew Lewis                          Chairman of the Board, Chief Executive
-------------------------------         Officer and Director
      (Drew Lewis)                      (Principal Executive Officer)


/s/ L. White Matthews, III              Executive Vice President - Finance
-------------------------------         and Director
   (L. White Matthews, III)             (Principal Financial Officer)
                                        (Principal Accounting Officer)

Philip F. Anschutz       Director  )
Richard B. Cheney        Director  )
E. Virgil Conway         Director  )
Richard K. Davidson      Director  )        By:/s/ Thomas E. Whitaker
Spencer F. Eccles        Director  )           ----------------------
Elbridge T. Gerry, Jr.   Director  )           (Thomas E. Whitaker
William H. Gray, III     Director  )            as Attorney-in-Fact)
Judith Richards Hope     Director  )
Thomas A. Reynolds, Jr.  Director  )
Robert W. Roth           Director  )
Richard D. Simmons       Director  )

      Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethlehem, Commonwealth of Pennsylvania, on this 27th day of September, 1996.


                            SOUTHERN PACIFIC RAIL CORPORATION
                            THRIFT PLAN


                            By:/s/ Ursula F. Fairbairn
                               --------------------------------------
                               Ursula F. Fairbairn
                               Named Fiduciary - Plan Administration/
                               Senior Vice President - Human
                               Resources of Union Pacific Corporation

                        INDEX TO EXHIBITS


Exhibit
Number                        Exhibit
------                        -------

  23.1     -        Consent of Deloitte & Touche LLP

  23.2     -        Consent of KPMG Peat Marwick LLP

  24       -        Powers of Attorney